Exhibit (h)(14) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

Schedule A

to Transfer Agent and Service Agreement

dated July 1, 2004

(Revised as of April 4, 2016)

Contract Effective Date:	Fund Name:	Series Name (if applicable)	TA Codes

7/1/04	Capital Preservation Fund		004, 025, 026, 027, 035, 040
7/1/04	Federated Adjustable Rate Securities Fund		096, 099
Federated Core Trust:

8/16/10		Federated Bank Loan Core Fund	850
7/1/04		Federated Mortgage Core Portfolio	938
7/1/04		High Yield Bond Portfolio	871
Federated Core Trust II, L.P.:
7/1/04		Emerging Markets Fixed Income Core Fund	097
Federated Core Trust III:
3/1/08		Federated Project and Trade Finance Core Fund	148
Federated Equity Funds:
7/1/04		Federated Absolute Return Fund	257, 258, 259, 340
12/1/08		Federated Clover Small Value Fund	639, 658, 659, 670, 539
12/1/08		Federated Clover Value Fund	586, 587, 589, 591, 597
9/1/10		Federated Emerging Markets Equity Fund	356
3/1/07		Federated InterContinental Fund	169, 172, 173, 176, 177, 190
3/1/08		Federated International Strategic Value Dividend Fund	432, 433, 434
7/1/04		Federated Kaufmann Fund	066, 067, 070, 074
9/17/07		Federated Kaufmann Large Cap Fund	352, 353, 354, 355, 401
7/1/04		Federated Kaufmann Small Cap Fund	154, 757, 758, 759,163
7/1/04		Federated MDT Mid-Cap Growth Strategies Fund	649, 650, 656, 677, 679
9/1/13		Federated Managed Risk Fund	471, 538
9/1/14		Federated Managed Volatility Fund	268, 270, 272
9/1/08		Federated Prudent Bear Fund	409, 415, 418
12/1/04		Federated Strategic Value Dividend Fund	661, 662, 663
7/1/04	Federated Equity Income Fund, Inc.		034, 241, 304, 326, 629, 849
Federated Fixed Income Securities, Inc.
7/1/04		Federated Municipal Ultrashort Fund	253, 254
7/1/04		Federated Strategic Income Fund	381, 382, 383, 652, 653
6/1/08	Federated Global Allocation Fund		011, 373, 608, 879, 894
7/1/04	Federated Government Income Securities, Inc.		021, 166, 168, 171
7/1/04	Federated Government Income Trust		36, 102
7/1/04	Federated High Income Bond Fund, Inc.		242, 317, 630
Federated High Yield Trust
7/1/04		Federated High Yield Trust	038, 077, 113, 120
12/1/15		Federated Equity Advantage Fund	121,122
Federated Income Securities Trust:
7/1/04		Federated Capital Income Fund	244, 300, 312, 374, 631, 830
9/1/10		Federated Floating Rate Strategic Income Fund	112, 687, 693
9/1/15		Federated Enhanced Treasury Income Fund	118
7/1/04		Federated Fund for U.S. Government Securities	238, 309, 601
7/1/04		Federated Intermediate Corporate Bond Fund	303, 348
7/1/04		Federated Muni and Stock Advantage Fund	876, 887, 888, 889, 901
9/1/08		Federated Prudent DollarBear Fund	421, 424, 427
12/1/05		Federated Real Return Bond Fund	183, 184, 185
7/1/04		Federated Short-Term Income Fund	065, 161, 607, 638
Federated Index Trust:
7/1/04		Federated Max-Cap Index Fund	039, 281, 867, 895
7/1/04		Federated Mid-Cap Index Fund	151, 153
Federated Institutional Trust:
7/1/04		Federated Government Ultrashort Duration Fund	626, 891, 969, 840
7/1/04		Federated Institutional High Yield Bond Fund	900
6/1/05		Federated Short-Intermediate Total Return Bond Fund	063, 107, 114, 127
Federated Insurance Series:
7/1/04		Federated Managed Tail Risk Fund II	252, 928
7/1/04		Federated Managed Volatility Fund II	333
7/1/04		Federated Fund for U.S. Government Securities II	334
7/1/04		Federated High Income Bond Fund II	250, 336
7/1/04		Federated Kaufmann Fund II	953, 957
7/1/04		Federated Prime Money Fund II will change to Federated Government Money Fund II.*	330
7/1/04		Federated Quality Bond Fund II	921, 929
Federated International Series, Inc.:
7/1/04		Federated International Bond Fund	240, 316, 628
Federated Investment Series Funds, Inc.
7/1/04		Federated Bond Fund	198, 641, 642, 643, 655
Federated Managed Pool Series:
12/1/05		Federated Corporate Bond Strategy Portfolio	157
12/1/05		Federated High-Yield Strategy Portfolio	744
12/1/05		Federated International Bond Strategy Portfolio	742
12/1/14		Federated International Dividend Strategy Portfolio	569
9/1/14		Federated Managed Volatility Strategy Portfolio	770
12/1/05		Federated Mortgage Strategy Portfolio	743
Federated MDT Series:
7/31/06		Federated MDT All Cap Core Fund	210, 224, 226, 233
7/31/06		Federated MDT Balanced Fund	285, 296, 297, 314
7/31/06		Federated MDT Large Cap Growth Fund	265, 267, 269, 271
7/31/06		Federated MDT Small Cap Core Fund	237, 245, 255
7/31/06		Federated MDT Small Cap Growth Fund	282, 283, 284, 346
7/1/04	Federated MDT Stock Trust		019, 022, 043
7/1/04	Federated Municipal Securities Fund, Inc.		243, 375, 384, 602
Federated Municipal Securities Income Trust:
7/1/04		Federated Michigan Intermediate Municipal Trust	145
6/1/06		Federated Municipal High Yield Advantage Fund	167, 170, 214, 310, 380
7/1/04		Federated New York Municipal Income Fund	209, 738
7/1/04		Federated Ohio Municipal Income Fund	164, 313
7/1/04		Federated Pennsylvania Municipal Income Fund	311, 842
7/1/04	Federated Short-Intermediate Duration Municipal Trust		024, 289, 291
7/1/04	Federated Total Return Government Bond Fund		647, 648
Federated Total Return Series, Inc.:
7/1/04		Federated Mortgage Fund	835, 837
7/1/04		Federated Total Return Bond Fund	288, 328, 404, 405, 406, 893, 225
7/1/04		Federated Ultrashort Bond Fund	108, 218, 838
7/1/04	Federated U.S. Government Securities Fund: 1-3 Years		009, 079, 100
7/1/04	Federated U.S. Government Securities Fund: 2-5 Years		047, 192, 896
Federated World Investment Series, Inc.:
7/1/04		Federated Emerging Market Debt Fund	609, 610, 611, 831
7/1/04		Federated International Leaders Fund	103, 104, 105, 106, 110, 119
7/1/04		Federated International Small-Mid Company Fund	682, 695, 696, 697
Intermediate Municipal Trust:
7/1/04		Federated Intermediate Municipal Trust	078, 739
Money Market Obligations Trust:
7/1/04		Federated California Municipal Cash Trust	080, 083, 280, 800, 809, 810
12/1/04		Federated Capital Reserves Fund	806
7/1/04		Federated Connecticut Municipal Cash Trust	023, 811
7/1/04		Federated Florida Municipal Cash Trust	625, 698, 815
7/1/04		Federated Georgia Municipal Cash Trust	651
7/1/04		Federated Government Obligations Fund	005, 117, 385, 386, 395, 703, 805,7
7/1/04		Federated Government Obligations Tax-Managed Fund	636, 637, 613
12/1/04		Federated Government Reserves Fund	807, 970, 971, 972, 973
4/1/16		Federated Institutional Prime 60-Day Cash Money Market Fund
7/1/04		Federated Massachusetts Municipal Cash Trust	087, 823
7/1/04		Federated Master Trust	018
7/1/04		Federated Michigan Municipal Cash Trust	640, 802
7/1/04		Federated Minnesota Municipal Cash Trust	071, 081
7/1/04		Federated Institutional Money Market Management	058, 136, 219, 349
7/1/04		Federated Municipal Obligations Fund	820, 821, 833, 839, 852, 855, 858
12/1/04		Federated Municipal Trust	808
7/1/04		Federated New Jersey Municipal Cash Trust	116, 128, 824
7/1/04		Federated New York Municipal Cash Trust	012, 111, 825, 878
7/1/04		Federated North Carolina Municipal Cash Trust	321
7/1/04		Federated Ohio Municipal Cash Trust	174, 194, 801
7/1/04		Federated Pennsylvania Municipal Cash Trust	008, 150, 644
7/1/04		Federated Prime Cash Obligations Fund	851, 854, 857, 909, 911, 913, 914, 915
7/1/04		Federated Institutional Prime Obligations Fund	010, 143, 222, 396, 700
7/1/04		Federated Institutional Prime Value Obligations Fund	853, 856, 859
7/1/04		Federated Tax-Free Obligations Fund	015, 397
7/1/04		Federated Institutional Tax-Free Cash Trust	073,42
7/1/04		Federated Treasury Obligations Fund	068, 115, 398, 702, 862
7/1/04		Federated Trust for U.S. Treasury Obligations	052, 054, 059
7/1/04		Federated U.S. Treasury Cash Reserves	125, 632
7/1/04		Federated Virginia Municipal Cash Trust	286, 287, 898
7/1/04		Tax-Free Money Market Fund	295, 365
3/5/15	Institutional Fixed Income Fund		45

State Street Bank and Trust Company	By each of the Federated Funds set forth on Schedule A

By:	By:/s/ John W. McGonigle
Name: Gunjan Kedia	Name: John W. McGonigle
Title: Executive Vice President	Title: Executive Vice President

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (the “Amendment”), made as of the 30th day of August, 2006 (the “Effective Date”), amends that certain Transfer Agency and Service Agreement, dated as of July 1, 2004 (the “Agreement”) by and between each of the entities listed on the signature pages to the Agreement (the “Funds”) and the State Street Bank and Trust Company (the “Transfer Agent”). Capitalized terms used, but not otherwise defined hereto, shall have the meaning ascribed hereto in the Agreement.

RECITALS

WHEREAS, the Funds and Transfer Agent are parties to the Agreement under and pursuant to which Transfer Agent has agreed to perform services as transfer agent, dividend disbursing agent and agent in connection with certain other activities of the Funds; and

WHEREAS, the Funds and the Transfer Agent wish to amend the Agreement in order to more clearly articulate the services to be performed by the Transfer Agent.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. Amendments to the Agreement: The Agreement is hereby amended as follows:

(a) Section 1 of the Agreement is hereby amended by adding the following defined term thereto:

“Routine Records Requests” shall mean (i) any subpoena, court order or request for information from a governmental authority (a) with respect to a shareholder in a Fund, (b) that would be required to be maintained (or is maintained) by the Transfer Agent of the Fund, (c) that can be obtained without resorting to information outside of the Transfer Agent’s records, and (d) with respect to a matter not involving a claim directly against the Fund or its service providers and (ii) any request to take action against the assets in a shareholder account, such as seizure, levy, or hold, pursuant to a court order or governmental subpoena.

(b) Section 2 of the Agreement is hereby amended by amending and restating Sub-Section 2.1(F)(4) thereof in its entirety as follows:

“(4) The Transfer Agent shall: (a) enter into account control agreements, for, on behalf of, and in the name of the Funds for the purpose of perfecting the security interest of a lender in Shares pledged as collateral by a Shareholder under and pursuant to an Uncertificated Securities Account Control Agreement in the form attached hereto as Exhibit B, and to perform the obligations of the Issuer (as defined therein) thereunder in accordance with the terms thereof; and (b) operationally support transactions with registered owners of omnibus accounts with whom the Funds have an agreement for the provision of services necessary for the recordkeeping or sub-accounting of share positions held in underlying sub-accounts (each, a “Recordkeeping Agreement” (the form of which is attached hereto as Exhibit B-1) or with respect to unregistered banks each a “Mutual Funds Account Administration Agreement” (the form of which is attached hereto as Exhibit B-2)), by agreeing to (i) perform, pursuant to Proper Instructions, those obligations of the Funds under the Recordkeeping Agreements and Mutual Funds Account Administration Agreements as are set forth in such Agreements between the Funds and the other party thereto in accordance with the guidelines attached hereto as Exhibit B-3 (“Operational Guidelines”) and (ii) for any Mutual Funds Account Administration Agreements subject to the “Non-Omnibus Amendment to the Mutual Funds Account Administration Agreement” (the form of which is attached hereto as Exhibit B-4) with respect to the accounts subject to the Amendment, (A) maintain sub-accounts for Shares that are held by the party Institution on behalf of their customers (“Sub-Accounts”). (B) make such Sub-Account records available electronically for those Institutions’ use in performing such Institution obligations under the respective Mutual Funds Account Administration Agreement, as amended; and (C) suppress account statements, confirmations, shareholder communications and dividend payments on the Institutions’ Sub-Accounts. It is expressly acknowledged and agreed, however, that to the extent that the Operational Guidelines to any Recordkeeping Agreement or Mutual Funds Account Administration Agreement is amended to contain terms and conditions different from, the terms and conditions set forth in the Operational Guidelines set forth in Exhibit B-3, the Funds shall afford Transfer Agent a reasonable opportunity, not to exceed one week, within which to review such modified Operational Guidelines and indicate any required changes.:

(c) Section 2 of the Agreement is hereby amended by addition the following additional sub-section 2.7 to the end thereof:

2.7 Processing of non-routine and Routine Records Requests. Transfer Agent shall, in a timely manner and pursuant to procedures reviewed and agreed to by the Funds and/or the administrator of the Funds from time to time, (a) process all Routine Records Requests and (b) direct all subpoenas, court orders and/or other requests for information that do not constitute Routine Record Requests to the Funds and the administrator of the Funds for disposition.

(d) The Agreement is hereby amended to make clear that the instructions given in accordance with the Authorization Levels document attached hereto as Exhibit B-5 shall constitute “Proper Instructions” under the Agreement.

2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.

3. Due Authorization. Each party hereto represents and warrants that it has full legal authority, and has obtained all requisite approvals necessary, to enter into this Amendment. This Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with the terms hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

By each of the Federated Funds set forth on STATE STREET BANK AND TRUST

Exhibit A to the Agreement COMPANY

By: /s/ Denis McAuley III By: /s/ Joseph L. Hooley

Name: Name: Joseph L. Hooley

Title: Title: Executive Vice President

EXHIBIT B

FORM OF

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement (this “Agreement”) dated as of ____ day of _________, 20_ among ___________________________ a corporation (“Debtor”), _______________________________ (“Secured Party”) and Boston Financial Data Services, Inc., a Massachusetts corporation (the “Transfer Agent”).

WHEREAS, Debtor owns shares in (the “Issuer”), which for internal record keeping are designated as being held in account number ________________ (the “Account”). The shares in the Issuer are uncertificated securities and shares owned from time to time by Debtor in the Issuer are and will be registered in the name of Debtor on the books and records of Issuer maintained with the Transfer Agent.

WHEREAS, Secured Party has entered into a Credit Agreement with Debtor (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, Debtor and the Secured Party have entered into a Security Agreement (as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), in which inter alia, Debtor has granted to Secured Party a security interest in the shares in the Issuer held from time to time by Debtor (the “Pledged Shares”).

WHEREAS, Secured Party, Debtor and the Transfer Agent, on behalf of the Issuer, are entering into this Agreement to provide for the control of the Pledged Shares and to perfect the security interest of Secured Party in the Pledged Shares owned by Debtor from time to time.

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. The Pledged Shares. Attached hereto as Exhibit A is the [Confirmation statement][Account statement] dated ___________, 20__ provided to Debtor confirming Debtor’s [purchase/ownership] of the Pledged Shares.

Section 2. No Redemptions. Transfer Agent shall neither accept nor comply with any instructions from Debtor redeeming any Pledged Shares nor deliver any proceeds from any such redemption to Debtor following Confirmation (as hereinafter defined) of receipt of a Notice of Exclusive Control (as hereinafter defined) from Secured Party unless Secured Party shall have withdrawn such notice in writing.

Section 3. Priority of Lien. Transfer Agent consents to the granting of the security interest in the Pledged Shares. Transfer Agent will not agree with any third party that Transfer Agent will comply with instructions concerning the Pledged Shares originated by such third party without the prior written consent of Secured Party and Debtor.

Section 4. Indemnification of the Issuer and Transfer Agent. Debtor hereby agrees that Debtor and its successors and assigns shall at all times indemnify and save harmless Issuer and Transfer Agent from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of Transfer Agent with the terms hereof, except to the extent that such arises from Transfer Agent’s gross negligence, willful misconduct or bad faith, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same. Secured Party hereby agrees that Secured Party and its successors and assigns shall at all times indemnify and save harmless Issuer and Transfer Agent from and against any and all claims, actions and suits of others arising out of the execution by Transfer Agent of any instructions initiated by Secured Party with respect to the Account and/or the Pledged Shares, including any actions taken in response to a Notice of Exclusive Control, except to the extent that such arises from Transfer Agent’s gross negligence, willful misconduct or bad faith, and from and against any and all liabilities, losses, damages, costs, chargers, counsel fees and other expenses of every nature and character arising by reason of the same.

Section 5. Control. Transfer Agent will comply with instructions originated by Secured Party concerning the Pledged Shares without further consent by Debtor. Except as otherwise provided in Section 2 above, Transfer Agent shall redeem the Pledged Shares at the instruction of Debtor, or its authorized representatives, and comply with instructions concerning purchases of additional shares, which will become Pledged Shares, received from Debtor, or its authorized representatives, until such time as Transfer Agent receives from Secured Party (as determined by reference to Section 16 hereof) a written notice in the form of Exhibit B hereto to Transfer Agent which states that Secured Party is exercising exclusive control over the Pledged Shares. Such notice is referred to herein as the “Notice of Exclusive Control.” After Transfer Agent receives a Notice of Exclusive Control (as determined by reference to Section 16 hereof), Transfer Agent will re-register the Pledged Shares in the name of the Secured Party, and will cease complying with all instructions concerning the Pledged Shares originated by Debtor or its representatives, until Transfer Agent shall have received a written notice in the form of Exhibit C hereto, after which Transfer Agent will again register the Pledged Shares in the name of Debtor and may once again comply with all instructions concerning the Pledged Shares originated by Debtor or its representatives.

Section 6. Statements, Confirmations and Notices of Adverse Claims. Transfer Agent will send copies of all monthly statements and daily confirmations concerning the Pledged Shares simultaneously to each of Debtor and Secured Party at the addresses set forth in Section 16 of this Agreement. If any person asserts any lien, encumbrance or adverse claim against any of the Pledged Shares, Transfer Agent will promptly notify Secured Party and Debtor thereof.

Section 7. Responsibility of Transfer Agent. Transfer Agent shall have no responsibility or liability to Secured Party for redeeming Pledged Shares at the instruction of Debtor, or its authorized representatives, or complying with instructions in accordance with Section 5 above concerning the Pledged Shares from Debtor, or its authorized representatives, which are received by Transfer Agent before Transfer Agent issues a Confirmation of a Notice of Exclusive Control. Transfer Agent shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with instructions concerning the Pledged Shares originated by Secured Party. Transfer Agent shall have no duty to investigate or make any determination as to whether the conditions for the issuance of a Notice of Exclusive Control contained in any agreement between Debtor and Secured Party have occurred. Neither this Agreement nor the Security Agreement imposes or creates any obligation or duty of Issuer or Transfer Agent other than those expressly set forth herein.

Section 8. Tax Reporting. All items of income and gain recognized on the Pledged Shares shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Debtor.

Section 9. Customer Application; Jurisdiction. This Agreement supplements the conventional account establishment documents between Transfer Agent or Issuer on the one hand, and Debtor on the other hand (the “Customer Application”). Regardless of any provision in the Customer Application, the Commonwealth of Massachusetts shall be deemed to be Issuer’s jurisdiction for the purposes of this Agreement and the perfection and priority of Secured Party’s security interest in the Pledged Shares.

Section 10. Termination. The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Pledged Shares, are powers coupled with an interest and will neither be affected by the bankruptcy or insolvency of Debtor nor by the lapse of time. The obligations of Transfer Agent under Sections 2, 3, 5 and 6 above shall continue in effect until the security interest of Secured Party in the Pledged Shares has been terminated pursuant to the terms of the Security Agreement and Secured Party has notified Transfer Agent of such termination in writing or all Pledged Shares shall have been redeemed by the Secured Party. Upon receipt of such notice, the obligations of Transfer Agent under Sections 2, 3, 5 and 6 above shall terminate, Secured Party shall have no further right to originate instructions concerning the Pledged Shares and Transfer Agent may take such steps as Debtor may request to vest full ownership and control of the Pledged Shares in Debtor, including, but not limited to, transferring all of the Pledged Shares to Debtor or its designee.

Section 11. This Agreement. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder (including the Customer Application) set forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

Section 12. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

Section 13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 14. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or assigns.

Section 15. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

Section 16. Notices. Except with respect to any Notice of Exclusive Control, each other notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and electronic confirmation of error-free receipt is received or (iii) two days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid. With respect to a Notice of Exclusive Control, the Secured Party shall be required to telephone the Transfer Agent, at the telephone number set forth below, in advance of the delivery of any such Notice of Exclusive Control, which telephone call shall be promptly followed in writing by a Notice of Exclusive Control sent by facsimile to the Transfer Agent at the facsimile number set forth below. Such Notice of Exclusive Control shall not be deemed to have been received by the Transfer Agent or Issuer for any purpose hereunder, including but not limited to Section 5, unless and until the Transfer Agent provides a written confirmation of receipt, specifically acknowledging that the Notice of Exclusive Control has been received and acted upon by the Transfer Agent (hereinafter, a “Confirmation”). In the event that the Secured Party shall not have received such Confirmation within ten minutes following delivery of a Notice of Exclusive Control, Secured Party must telephone the Transfer Agent in order to determine the status of such Confirmation.

Secured Party:

Attention:

Telephone:

Facsimile:

Debtor:

Attention:

Telephone:

Facsimile:

Transfer Agent/Issuer:

Boston Financial Data Services, Inc.
2000 Crown Colony Drive
Quincy, MA 02169
Attention: Chris Garnett
Telephone:
Facsimile:

Any party may change its address for notices in the manner set forth above.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile), all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 18. Choice of Law. The validity, terms, performance and enforcement of this Agreement shall be governed by the laws of the [State/Commonwealth] of [Issuer’s jurisdiction of incorporation].

Section 19. Representations by Transfer Agent. The Transfer Agent hereby represents and warrants to the Secured Party that (a) it is duly authorized to execute and deliver this Agreement on behalf of the Issuer and (b) this Agreement shall constitute the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

__________________________ as Secured Party

By:
Duly Authorized Signatory

__________________________, as Debtor

By:

Title:

Boston Financial Data Services, Inc, as Transfer Agent

By:

Title:

Exhibit A

Confirmation/Account Statement

Exhibit B

Form of Notice of Exclusive Control

____________________, 20_

Boston Financial Data Services, Inc.
2000 Crown Colony Drive
Quincy, MA 02169
Attention: Chris Garnett

Ladies and Gentlemen:

Reference is made to the Uncertificated Securities Control Agreement, dated as of ________________, 20__ (the “Control Agreement”), among ___________________________ (“Debtor”), _________________________, as Secured Party (the “Secured Party”), Boston Financial Data Services, Inc. (“Transfer Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Control Agreement.

Confirming our telephone conversation of a few minutes ago and pursuant to the terms of the Control Agreement, Transfer Agent is hereby directed to accept instructions or otherwise take or refrain from taking action with respect to the Pledged Shares only as directed by the Secured Party unless and until a Revocation Notice has been delivered to Transfer Agent by the Secured Party. The Secured Party hereby directs Transfer Agent to cease complying with any instructions concerning the Pledged Shares originated by Debtor or its representatives.

Very truly yours,

___________________________, as Secured Party

By:

Name:

Title:

Exhibit C

Form of Revocation Letter

____________________, 20_

Boston Financial Data Services, Inc.
2000 Crown Colony Drive
Quincy, MA 02169
Attention: Chris Garnett

Ladies and Gentlemen:

Reference is made to the Uncertificated Securities Control Agreement, dated as of ________________, 20__ (the “Control Agreement”), among ___________________________ (“Debtor”), _________________________, as Secured Party (the “Secured Party”), Boston Financial Data Services, Inc. (“Transfer Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Control Agreement.

Please be advised that the Notice of Exclusive Control dated ________________, 20__ is hereby revoked and that Transfer Agent may once again comply, subject to the terms and conditions of the Control Agreement, with instructions concerning the Pledged Shares originated by Debtor or its representatives unless and until Transfer Agent receives a Notice of Exclusive Control dated after the date hereof from the Secured Party.

Very truly yours,

___________________________, as Secured Party

By:

Name:

Title:

EXHIBIT B-1

(Federated’s form of Recordkeeping Agreement)

EXHIBIT B-2

(Federated’s Form of Mutual Funds Account Administration Agreement)

EXHIBIT B-3

(Federated Operational Guidelines for Recordkeeping Agreement)

EXHIBIT B-4

(Federated’s Non-Omnibus Amendment to Mutual Funds Account Administration Agreement)

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (the “Amendment”), made as of the 1st day of January 2008 amends that certain Transfer Agency and service Agreement, date as of July 1, 2004 (the “Agreement”) by and between each of the entities listed on the signature pages to the Agreement (the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

RECITALS

WHEREAS, the Funds and the Transfer Agent are parties to the Agreement under and pursuant to which Transfer Agent has agreed to perform services as transfer agent, divided disbursing agent and agent in connection with certain other activities of the Funds; and

WHEREAS, the Funds and the Transfer Agent wish to amend the Agreement to extend the initial term and to reflect certain fee reductions and other changes.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.	Amendments to the Agreement: The Agreement is hereby amended as follows:

(a) COLA is waived for the redefined Initial Term, therefore Section 3.5 of the Agreement is hereby amended by deleting the first phrase of the first sentence and replacing it with the words “During the initial term”. The second sentence is amended by deleting the first phrase and replacing it with the words “Following the initial term”.

(b) The Initial Term of the Agreement is extended three (3) years, therefore Section 12.1 of the Agreement is hereby amended by deleting “five (5)” in the first sentence and replacing with “eight (8)”.

(c) Schedule 3.1 (Fees) is hereby amended by (i) deleting the first footnote in its entirety and replacing it with the revised footnote below; (ii) deleting the Telephone Servicing section in its entirety and replacing it with the revised fees below; and (iii) deleting the third footnote:

“1 The “Per CUSIP Fee” shall be waived (i) for the first six (6) months from CUSIP implementation, unless such implementation is a result of a conversion or merger and (ii) once a closed CUSIP’s tax reporting requirements have been satisfied.”

“Telephone Servicing Complex Base Fees2

Years 1-3	$2,700,000/year
Year 4
July 1, 2007 -December 31, 2007	$1,350,000

January 1, 2008 - June 30, 2008	$ 801,098
Year 5
July 1, 2008-December 31, 2008	$ 801,097
January 1, 2009 -June 30, 2009	$ 801,097
Year 6
July 1, 2009 - December 31, 2009	$ 471,756
January 1, 2010 - June 30, 2010	$ 471,756
Year 7
July 1, 2010 - December 31, 2010	$ 471,756
January 1, 2011 - June 30, 2011	$ 471,756
Year 8
July 1, 2011 - December 31, 2011	$ 471,756
January 1, 2012 - June 30, 2012	$ 471,756

2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.

3. Due Authorization. Each party hereto represents and warrants that it has full legal authority, and has obtained all requisite approvals necessary, to enter into this Amendment. This Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with the terms hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

By each of the Federated Funds set forth on	STATE STREET BANK AND TRUST
Exhibit A to the Agreement	COMPANY

By: /s/ John W. McGonigle	By: /s/ Joseph L. Hooley
Name: John W. McGonigle	Joseph L. Hooley, Vice Chairman
Title: Executive Vice President and Secretary

Federated

World-Class Investment Manager

August 18, 2008

State Street Bank and Trust Company

c/o Boston Financial Data Services, Inc.

2 Heritage Drive

North Quincy, Massachusetts 02171-2119

Attn: Sharon L. James, General Counsel

Re: Processing Instructions

Each of the Federated Funds listed on the Schedule A (the “Fund”) to the Transfer Agency and Services Agreement, dated July 1, 2004, as amended, (the “Agreement”) hereby authorizes and instructs State Street Bank and Trust Company, and its service company, Boston Financial Data Services, Inc., (collectively the “Transfer Agent”), to perform the following duties with relation to the Fund’s lost shareholder service provider, Keane, Inc. (“Keane”):

The Transfer Agent will generate a report of the Fund’s shareholder accounts that, based upon certain criteria, have been coded as Stop Mail (the “Stop Mail Report”) and provide it to Keane.

Keane may provide the Transfer Agent with address updates to the accounts on the Stop Mail Report. These updates will be of a typographical nature only, and will not contain updates to shareholder names, or to any information that the Transfer Agent deems to constitute a change in the account ownership. Based on these updates, the Transfer Agent may modify the shareholder account information.

The Transfer Agent will mail standard lost shareholder correspondence to the shareholder(s) based on the updated address information provided by Keane.

Keane may inform the Transfer Agent of accounts which Keane has placed under contract between themselves and a shareholder. The Transfer Agent will update those same accounts with such information. The Transfer Agent will be under obligation to Keane for maintaining a stop of such account, nor will the Transfer Agent be responsible for any assets removed from such account.

The Transfer Agent may communicate directly with Keane to answer questions concerning the accounts on the Stop Mail Report.

The Fund will facilitate access for the Transfer Agent to the Keane portal. Such access may be used to obtain updated information on the accounts on the Stop Mail Report.

In consideration of honoring the Fund’s instruction above, State Street, its agents and subcontractors shall be entitled to the indemnification protections afforded under the Agreement.

SIGNATURES ON FOLLOWING PAGE

SIGNATURE PAGE

ON BEHALF OF EACH OF THE FEDERATED FUNDS

SET FORTH ON EXHIBIT A TO THE AGREEMENT

BY: /s/ John W. McGonigle

NAME: John W. McGonigle

TITLE: Executive Vice President & Secretary

ACKNOWLEDGED:

STATE STREET BANK AND TRUST COMPANY

BY: /s/ Joseph C. Antonellis

NAME: Joseph C. Antonellis

TITLE: Chairman

AMENDMENT

To the Transfer Agency and Service Agreement

Between

Each of the Federated Funds

And

State Street Bank and Trust Company

This Amendment is made as of this 3rd day of November, 2008. State Street Bank and Trust Company (the “Transfer Agent”) and Each of the Federated Funds as listed on Schedule A (collectively the “Fund”) to the Transfer Agent and Service Agreement dated July 1, 2004, as amended, (the “Agreement”) desire to amend the Agreement as set forth herein.

NOW THEREFORE, in accordance with Section 15.1 (Amendment) of the Agreement, the parties agree as follows:

1.	The following Section is hereby added to the Agreement and made a part thereof:

WHEREAS, Federated Investors Trust Company, a Pennsylvania trust company is custodian for the collective investment funds listed on Schedule A and identified as such (each a “Collective Trust” or collectively “Collective Trusts”), and with respect to such Collective Trusts, the Fund desires to incorporate the collective trusts as part of this Agreement and therefore:

2.	Section 5. Representations and Warranties of the Fund. Section 5 is hereby amended to add the following:

5.7 with respect to the Collective Trusts, these Funds were each formed by declaration of trust filed with the Pennsylvania Department of Banking.

3.	Section 2.2(i). The following Section is hereby added to the Agreement and made a part thereof:

Collective Trust Services. Perform the services set forth on Schedule 2.2(i) hereto, as the same may be amended by mutual agreement of the parties hereto from time to time, in connection with Collective Trusts.

4.	Schedule 2.2(i). The following Schedule 2.2(i) attached hereto, is hereby added to the Agreement and made a part thereof.

5.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

SIGNATURES ON FOLLOWING PAGE

AMENDMENT

SIGNATURE PAGE

6.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

BY EACH OF THE FEDERATED FUNDS STATE STREET BANK AND TRUST

SET FORTH ON SCHEDULE A COMPANY

By: /s/ John W. McGonigle By: Joseph C. Antonellis

Name: John W. McGonigle Name: Joseph C. Antonellis

Title: Executive Vice President Title: Vice Chairman

Acknowledged by (with respect to the

Collective Trusts)

FEDERATED INVESTORS TRUST

COMPANY

By: /s/ Denis McAuley III

Name: Denis McAuley III

Title: President

SCHEDULE 2.2(i)

COLLECTIVE TRUST SERVICES

Function	Responsibility
I. Client Support Services
Fee Processing/Admin/Automated/Collective Investment Fund Admin Services Fee	Boston Financial
New Client Initiation	Federated & FITC
Portfolio Cash Reporting/Fund Trader Liaison	Shared
Support Same Day Cash Management (trade reporting, wire match, money movement and portfolio view)	Boston Financial
New Account Report Boston Financial generates the report; Federated reviews the report	Shared & FITC
Account Balance Report for Collective Investment Funds Boston Financial generates the report; Federated reviews the report	Shared & FITC
II. Risk Management
Complaint Management	Federated & FITC
III. Business Planning – Core Recordkeeping
Product Development Liaison	Shared & FITC
IV. Business Planning – Compensation/Comfee
Joint Participation in Product Offerings with Product Development	Shared & FITC
V. Business Planning – Business Integration
DST Project Management for Large Scale Conversions (ARK, Kaufmann)	Shared & FITC
Fund Mergers	Shared & FITC
Sub to Single Conversions on DST	Shared & FITC
Introduction of Major DST Enhancements ( Short Term Trader)	Shared & FITC
Management of Cash Product Projects/Risks	Shared & FITC
VI. Centralized Resources
Disaster Recovery – Pittsburgh Tower	Federated & FITC
VII. Contract/Fund Expense Administration/Commission and Trailing Fees
Administrative Services Fee Payment	Federated
VIII. Investor Communications
Complex/Sensitive Letter Writing	Federated & FITC
IX. Media
Proxy	Federated & FITC

SCHEDULE 2.2(i)

COLLECTIVE TRUST SERVICES

(continued)

Function	Source of Inquiry
	Telephone Call	Incoming Mail/Fax
I. Collective Investment Funds
Redemption Monitoring		FITC
12 Month Redemption Monitoring		Federated & FITC
NSCC Large Withdrawal Monitoring		Shared & FITC
Capital Preservation Fund Fee Agreements		Federated
Fund Specific Product Information (Portfolio/Performance)	Federated & FITC	Federated & FITC
Account Information	Shared & FITC	Shared & FITC
Fund Performance/Client Complaint Correspondence	Federated & FITC	Federated & FITC
Non Financial Processing (Maintenance)	Federated	Federated
Callouts (receiver will coordinate resolution)	Federated & FITC	Federated & FITC
Client Research (receiver will coordinate resolution)	Federated & FITC	Federated & FITC
Federated Product Liaison (Int Sales, Product Development, etc.)	Federated & FITC	Federated & FITC
Customer Care/www.federatedinvestors.com	Federated & FITC	Federated & FITC
Wholesaler Support	FITC	FITC
Federated Foundation Product 401K	Federated & FITC	Federated & FITC
Financial Planner Support	Federated & FITC	Federated & FITC
TPA Support	Federated & FITC	Federated & FITC
TPA Trading	Boston Financial	Boston Financial
401k ACT Relationship	Federated & FITC	Federated & FITC
401K ACT Trading	Boston Financial	Boston Financial

BY EACH OF THE FEDERATED FUNDS STATE STREET BANK AND TRUST

SET FORTH ON SCHEDULE A COMPANY

By: /s/ John W. McGonigle By: Joseph C. Antonellis

Name: John W. McGonigle Name: Joseph C. Antonellis

Title: Executive Vice President Title: Vice Chairman

Acknowledged by (with respect to the

Collective Trusts)

FEDERATED INVESTORS TRUST

COMPANY

By: /s/ Denis McAuley III

Name: Denis McAuley III

Title: President

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (the “Amendment”), made as of the 1st day of January, 2012 amends that certain Transfer Agency and Service Agreement, dated as of July 1, 2004, as previously amended (the “Agreement”) by and between each of the Federated Funds listed on Exhibit A of the Agreement (the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”). Capitalized terms used, but not otherwise define herein, shall have the meanings ascribed thereto in the Agreement.

RECITALS

WHEREAS, the Funds and the Transfer Agent are parties to the Agreement under and pursuant to which the Transfer Agent has agreed to perform services as transfer agent, dividend disbursing agent and agent in connection with certain other activities of the Funds; and

WHEREAS, the Funds and the Transfer Agent wish to amend the Agreement to reflect a new five (5) year term and an updated schedule of fees and charges.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. Section 3.5 (Cost of Living Adjustment). During the new five year term described in this Amendment, Section 3.5 of the Agreement shall not apply.

2. Section 12.1. (Term. The Agreement is hereby renewed and shall continue in effect for a new five (5) year term from January 1, 2012 through December 31, 2016 (the “Renewal Term”).

3. Schedule 3.1 (Fees). Schedule 3.1 to the Agreement is hereby deleted in its entirety and replaced with a new Schedule 3.1 dated January 1, 2012 through December 31, 2016, which is attached hereto.

4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

5. Each party hereto represents and warrants that it has full authority, and has obtained all requisite approvals necessary , to enter into this Amendment. This Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with the terms hereof.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and half by its duly authorized representative as of the date first above written.

EACH OF THE FEDERATED FUNDS STATE STREET BANK AND TRUST

LISTED ON EXHIBIT A COMPANY

By: /s/ John W. McGonigle By: /s/ Michael Rogers

Name: John W. McGonigle Michael Rogers

Title: Vice President Executive Vice President

SCHEDULE 3.1

FEES

Effective January 1, 2012 through December 31, 2016

Under and pursuant to the provisions of Section 3.1 of the Agreement, the parties agree that the Fees for the services to be provided under the Agreement shall be as follows:

Fee Type Annual Fee

Complex Base Fee $5,500,000

Annual Account Service Fee

Direct Accounts $7.00 Per Account

Matrix Level III Accounts $3.10 Per Account

Basis Point Fees*

*confirm use of Average Assets for each billing period

Money Market/Institutional Funds

$1.000 < $200 billion .0500 basis points

$200 billion < $300 billion .0450 basis points

$300 billion or greater .0400 basis points

Non-Money Market/Non-Institutional Funds

$1.00 < $35 billion .8250 basis points

$35 billion < $70 billion .7750 basis points

$70 billion < $100 billion .7250 basis points

$100 billion or greater .6500 basis points

Activity Fees

Correspondence $5.25/letter

Manual transaction fee $2.62/transaction

Research $3.67/source

Limitation on Liability: In accordance with the provisions of Section 9.2 of the Agreement, the parties hereto agree that there shall be no limitation on the liability of the Transfer Agent under the Agreement.